NovaStar Financial, Inc., Issues Statement

on Current Mortgage Market Developments

KANSAS CITY, MO., August 6, 2007– NovaStar Financial, Inc. (NYSE: NFI), a residential mortgage lender and portfolio investor, today issued the following statement updating a communication issued to mortgage brokers on Friday August 3:

As other lenders in the industry did last week, NovaStar temporarily suspended, until Tuesday August 7, issuing commitments for new loans in the wholesale channel of our business due to disruptions in the secondary market for loans.

Based on a re-evaluation of current conditions in the secondary market, NovaStar is adjusting its pricing and guidelines and expects to return to committing on new loans in the wholesale channel and funding those loans, effective Tuesday August 7.

Meanwhile, NovaStar has continued to honor all existing commitments and fund all loans that have already been approved and committed for closing. Our retail channel, which deals directly with homeowners, has continued to make loans, using guidelines that are evolving to meet changing needs of the secondary market.

NovaStar’s business model is to focus on what is best for our shareholders over the long term. We believe we can best serve the interests of our shareholders – and the mortgage market – by making prudent economic decisions on loans we originate in the current market environment.

About NovaStar

NovaStar Financial, Inc. (NYSE:NFI) is a specialty finance company that originates, purchases, securitizes, sells and invests in nonconforming loans and mortgage-backed securities. The Company also services a large portfolio of residential nonconforming loans. NovaStar specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. Founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of independent mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

For more information, please reference our website at www.novastarmortgage.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management's beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Actual results and operations for any future period may vary materially from those projected herein and from past results. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to manage and operate our business during this difficult period for the subprime industry; our ability to consummate our recently announced transactions on their current terms; our ability to generate and maintain sufficient liquidity on favorable terms; the size, frequency and structure of our securitizations; our ability to sell loans we originate in the marketplace; impairments on our mortgage assets; increases in prepayment or default rates on our mortgage assets; increases in loan repurchase requests; inability of potential borrowers to meet our underwriting guidelines; changes in assumptions regarding estimated loan losses and fair value amounts; finalization of the amount and terms of any severance provided to terminated employees; finalization of the accounting impact of our previously announced reduction in workforce; events impacting the subprime mortgage industry in general, including events impacting our competitors and liquidity available to the industry; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to generate acceptable origination volume while maintaining an acceptable level of overhead; residential property values; our continued status as a REIT; interest rate fluctuations on our assets that differ from our liabilities; the outcome of litigation or regulatory actions pending against us or other legal contingencies; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; our ability to adapt to and implement technological changes; compliance with new accounting pronouncements; our ability to successfully integrate acquired businesses or assets with our existing business; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006 and our quarterly report on form 10-Q for the quarter ended March 31, 2007. Other factors not presently identified may also cause actual results to differ. Words such as "believe," "expect," "anticipate," "promise," "plan," and other expressions or words of similar meanings, as well as future or conditional verbs such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

Media Relations Contact

Richard M. Johnson

913.649.8885

or

Investor Relations Contact

Jeffrey A. Gentle

816.237.7424